UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 21, 2006

                     CHINA HOUSING & LAND DEVELOPMENT, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                   000-51429               20-1334845
(State or Other Jurisdiction     (Commission File        (I.R.S. Employer
     of Incorporation)                Number)         Identification Number)

                         6 Youyi Dong Lu, Han Yuan 4 Lou
                             Xi'An, Shaanxi Province
                                  China 710054
               (Address of principal executive offices) (zip code)

                                 86-029-82582632
              (Registrant's telephone number, including area code)

                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                  7164 Scott Road, Surrey, B.C., Canada V3W 3M8
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Pacific Northwest Productions Inc., related to events that occurred on April 1, 2006. The only portion of such Form 8-K being amended is to modify the information provided with respect to certain executive officers and directors of the Company (as defined herein) following the completion of the acquisition.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On April 21, 2006, Pacific Northwest Productions Inc. ("Pacific"), entered into and closed a share purchase agreement with Xian Tsining Housing Development Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Tsining" or the "Company"), and each of Tsining's shareholders (the "Purchase Agreement"). Pursuant to the Agreement, Pacific acquired all of the issued and outstanding capital stock of Tsining from the Tsining shareholders in exchange for 2,000,000 shares of Pacific common stock.

      Concurrently with the closing of the Purchase Agreement and as a condition thereof, Pacific entered into an agreement with Deljit Bains and Davinder Bains, its executive officers, pursuant to which they each returned 500,000 shares of Pacific common stock to Pacific for cancellation. They were not compensated in any way for the cancellation of their shares of Pacific Common Stock. Upon completion of the foregoing transactions, Pacific had an aggregate of 2,500,000 shares of common stock issued and outstanding. The shares of common stock issued to the shareholders of Tsining were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

      In connection with the acquisition of Tsining on April 21, 2006, each of Deljit Bains and Davinder Bains resigned as officers of Pacific, Deljit Bains resigned as a director of Pacific and the following executive officers of Tsining were appointed as executive officers of Pacific:

Name                       Title
-------------              --------------------------------------

Lu Pingji                  Chief Executive Officer
Xiao Genxiang              Chief Administrative Officer
Feng Xiaohong              Chief Operating Officer
Wan Yulong                 Chief Financial Officer
Shi Zhiyong                Vice President and Chief Legal Counsel
Jing Lu                    Secretary

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

DESCRIPTION OF TSINING

      Tsining was incorporated under the laws of the People's Republic of China on September 7, 1999 and is headquartered in Xian, China in Shaanxi Province. Tsining primarily engages in the development and sale of commercial and residential real estate.

INDUSTRY OVERVIEW

RESIDENTIAL REAL ESTATE

China's real estate market entered a new phase in 1990 with the promulgation of the Temporary Regulations on the Sale and Transfer of Urban State-Owned Real Estate which was the first in a series of major housing policy reforms. Previously all land and housing was owned by the State. Key regulatory developments have included:

>> 1991- Employees allowed to use funds in their Housing Accounts to pay for deposits on home purchases;
>>    1992- All large cities began to sell state owned housing;
>>    1998- The policy of state allocation of housing was abolished;
>> 1999- The maximum term for mortgages was extended to 30 years and financing limits were increased from 70% to 80% of the purchase price.

Statistics from the Ministry of Construction show that from 1980 to 2000, China's real estate industry showed strong growth with newly built housing reaching an average of 218 square feet per person, a two fold increase from 1970. The PRC government expects the nation to increase aggregate housing area from the 2005 total of 59 billion square feet to 64.5 billion square feet, or approximately 70 million individual housing units, by 2015.


According to the PRC National Bureau of Statistics (NBS), in 2004, investment in Chinese real estate exceeded US$159 billion, accounting for 25 percent of fixed asset investment. The continuing national trends of urbanization and expanded development are generally expected to lead sustained growth in the market for at least the next ten years.


Most of China's housing and land development companies develop projects on a regional rather than a national basis. There are several reasons for this. First, land is controlled by local governments and local companies have better relationships with local governments and easier access to regional information. Moreover, bank loans are approved by local bank branches; therefore, local real estate companies are better able to leverage relationships to obtain financing and/or preferential financing terms. Also, housing specifications tend to vary on a regional basis based on local tastes, customs, and environmental factors.


The demand for residential housing is characterized by individuals and families, many of whom are purchasing for the first time. They will normally pay a 20% deposit on the cost of the property with the remainder covered by a mortgage. On a local basis, the Xian Bureau of Statistics indicates that, from 2001 to 2004, demand for residential housing in Xian increased from 37.6 million square feet to 61.1 million square feet. During the same period, the average price per square foot increased from US$23.23 to US$37.88.

The population of Xian exceeds seven million. The average living area in Xian is about 157 square feet per person, significantly less than the national average. The Xian government expects the local average to reach 269 square feet of living area per person by the year 2020, at which time the population is expected to be ten million. This will necessitate the construction of 1.259 billion square feet of housing, an annual increase of 78.7 million square feet.

As the local economy has developed under Beijing's "Go West" policy, personal incomes have grown, driving the demand for better housing. The residential real estate market in Xian is currently expanding in a balanced fashion. The vacancy rate for new housing is approximately 15%, the lowest in five years. The Xian residential realty market is projected to show strong and steady growth over the next three to five years, driven by changes in family living patterns, the need to alleviate crowded housing and the impact of the State's regional development plans.

COMMERCIAL REAL ESTATE

Since 2000 commercial property development in China has been growing rapidly. According to the NBS, 2003 commercial property sales were 304.9 million square feet, more than double the 150.5 million square feet sold in 2000. The average selling price was US$42.69 per square foot, 1.67 times higher than the average residential housing price, representing a price increase of 12% over the previous year. The latest NBS figures show 2005 commercial property sales valued US$760 billion, a 13% increase over 2004. The demand for commercial space, particularly stores and malls, is generally not expected to slow in the near term.

BUSINESS


A. Completed Property Development Projects

Tsining is primarily focused on land acquisition for the development of residential housing. Over the past several years, the bulk of the Company's sales were realized from the five projects described below. The completed projects are in downtown Xian and commanded prices per square foot that were higher than the regional average. All five projects included secured parking, cable TV, hot water, heating systems, and access to natural gas.

            1) Tsiningo Mingyuan: 8 East Youyi Road, Xian. The construction area is 473,627 square feet. Mingyuan is a residential complex consisting of 303 apartments ranging from two to four bedrooms and 950 to 1,800 square feet in size. Construction commenced in March 1998 and was completed in April 2000. In total, the project generated total sales of US$19.72 million with an average price of US$41.65 per square foot.

            2) Liduo Mingyuan: 25 East Mutoushi, Xian. Located in the prime commercial area near the historic Bell Tower. The project covers 1.3 acres, a building area of 86,114 square feet, and 56 apartments ranging from two to four bedrooms. The project began in October 2000 and was completed in November 2001. With an average price of US$47.25 per square foot, total sales were US$4.07 million.

            3) Tsiningo Hanyuan: 6 East Youyi Road, Xian. Located in the south of Xian, noted for its schools and universities. The project was started in February 2002 and completed in December 2003. It is comprised of 238 two and three bedroom apartments ranging from 1,140 to 1,800 square feet and covering a total construction area of 346,799 square feet. The apartments sold at an average price of US$40.53 per square foot generating total sales of US$14.05 million.

            4) Tsiningo Home IN: 88 North Xingqing Road, Xian. Located near the city center, the Home IN project consists of 215 two and three bedroom western-style apartments ranging from 1,120 to 1,920 square feet in size. Total construction area is 248,385 square feet. The project, completed in December 2003, generated sales of US$49.64 per square foot for a total of US$12.33 million in total sales.

            5) Tsiningo GangWen: 123 Laodong Road, Xian. Less than one mile from the western hi-tec industrial zone, GangWen spans three acres and is comprised of eight buildings with a total construction area of 510,812 square feet. The project began in April 2003 and was completed in December 2004. GangWen has apartments ranging from one to three bedrooms and 430 to 1,430 square feet in size. There are 466 apartments. Total sales were US$15.90 million with an average price of US$31.14 per square foot.


B. Projects Currently Under Development

The following are projects under development which will contain both residential housing as well as office and retail space available for rent. The completion of such projects is subject to adequate financing, permits, licensing and market conditions:

            1) Tsiningo 24G: 133 Changle Road, Xian. Located in the commercial centre of Xian, 24G is a redevelopment of an existing 26 floor building. The housing portion of 24G will contain 372 one to three bedroom apartments ranging from 387 to 1,936 square feet. This upscale development will include secured parking, cable TV, hot water, air conditioning, natural gas access, internet connection, and exercise facilities. Total square footage available for residential use will be 296,286.

                  In addition to the residential housing, 24G will house electronic products retailers, clothing stores, convenience stores and restaurants in its ground-level retail space. The commercial area covers 199,026 square feet. 135,091 square feet will be sold off and the remaining 63,935 will be rented out. The project started construction in June 2005 and will be completed in June 2006.

            2) Tsiningo Junjing Garden I: 369 North Jinhua Road, Xian. The Garden will have 15 residential apartment buildings consisting of 1,230 one to five bedroom apartments, ranging from 505 to 3,787 square feet in size. The Garden will feature secured parking, cable TV, hot water, heating systems, and access to natural gas. Total square footage available for residential use will be 1,453,292 Junjing Garden I contributed US$11.16 million to 2005 revenue.

                  Junjing Garden will also be a commercial venture that will house small businesses serving the needs of Junjing Garden residents and surrounding residential communities. Total commercial space will be 199,808 square feet, 57,890 of which will be sold off. The remaining commercial space will represent a rentable area of 141,918 square feet that will house small shops and other retailers generating annual rental income. The project is due to be completed in June 2006.


C. Project Development Pipeline

Tsining has purchased two additional parcels of land in Xian in anticipation of beginning development of the following residential properties. The completion of such projects is subject to adequate financing, permits, licensing and market conditions:

            1) Junjing Garden II: 38 East Hujiamiao, Xian. Located near Junjing Garden I, this complex will consist of 1,500 one to five bedroom apartments. The garden will reflect North American tastes, which will be the first of its kind in Xian. The apartments will offer secured parking, cable TV, hot water, heating systems, and access to natural gas. Set on 18 acres, total square footage available for sale is expected to be 1,844,062. Planning is set to begin in July 2006 with pre-sales starting in November 2006 and project completion in 2010. Sales expected from the Junjing Garden II project are expected to be approximately $39.00 per square foot.

            2) Yijing Garden: 14 Jiangong Road, Xian. Set on 15 acres of land, Yijing Garden will consist of 1,500 apartments ranging from two to four bedrooms. Total square footage will be 2,259,600. Secured parking, cable TV, hot water, heating systems, and access to natural gas will be included. Construction is set to begin October 2007 and be completed December 2010. Yijing Garden is expected to generate approximately US$39.54 per square foot.

      In November 2005, Tsining signed a nonbinding letter of intent to acquire from existing shareholders a 51% interest in Xian Xindadi Technology Development Co. which holds an agreement with the Baqiao District Government for the development of Baqiao Hi-Tec Industrial Zone. The purchase price will be approximately US$5.1 Million and the acquisition is expected to close towards the end of 2006. The project has the support of the Shaanxi National Development & Reform Commission, and the Ministries of Land & Natural Resources, Agriculture, Science & Technology, and Commerce.

      Through Xian Xindadi's agreement with the Baqiao District Government, Tsining will be responsible for the installation and maintenance of basic infrastructure, including water, electricity, gas supply, and sewer systems. Once completed, the land will be registered at the Xian Land Consolidation & Rehabilitation Center for public auction under the name of Baqiao Hi-tech Industrial District Administrative Committee. Upon sale of the land, Tsining will be reimbursed for costs associated with the land development. Once those costs have been repaid, Xian Xindadi will then receive 76% of all profits from the land sales plus an additional 40% of the tax paid by occupying enterprises to the Baqiao Government. The tax is paid annually and Xian Xindadi will receive the tax for the life of the land use permit. As a result of the Company's acquisition, Tsining will be entitled to 51% of Xian Xindadi's revenue. This transaction is subject to available acquisition financing.

      Additionally, Tsining has entered into a nonbinding letter of intent to acquire 100% of Xian Sodi Land Development Company, which possesses 174 acres of land in Kang Canyon. The acquisition is expected to close in October of 2006. Upon closing of the acquisition, Tsining intends to develop a villa resort, containing 260 units covering 215,285 square feet of space to be marketed towards tourists. The purchase price is expected to be approximately US$3.7 Million. This transaction is subject to available acquisition financing.

MARKETING

      Similar advertising methods are used for both commercial and residential marketing initiatives. Local television, billboards, internet, and radio advertising are all utilized to reach Tsining's target demographic. A sales force is on-site to handle all prospective customer inquiries.

SUPPLIERS

      The supply of land is controlled by the government. There are generally three ways in which Tsining acquires land.

o     Purchase by auction held by the Land Consolidation and Rehabilitation
      Center;
o     Purchase by auction held by court under bankruptcy proceedings;
o Merger with or acquisition of a state-owned enterprise that controls developable land.

All such purchases of land are required to be reported to and authorized by the Xian Bureau of Land and Natural Resources.

As for other suppliers of design and construction services, Tsining typically selects the lowest-cost provider through an open bidding process. Such service providers are numerous in China and the Company foresees no difficulties in securing alternative sources of services as needed.

INTELLECTUAL PROPERTY

The Company currently has no registered intellectual property.

RESEARCH AND DEVELOPMENT

      Tsining has not had any material research and development expenses over the past two years. Due to the characteristic of the housing and land development industry, "R&D" consists of marketing research. The funding of all marketing research is expected to come from operating cash flow.

EMPLOYEES

      As of December 31, 2005, Tsining employed a total of 53 employees in the following capacities: 5 management, 7 administrative, 14 operational, 9 sales, 10 planning and 8 finance. Tsining believes that it has a good working relationship with its employees. The Company is not a party to any collective bargaining agreements. At present, no significant change in the Company's staffing is expected over the next 12 months. All employees are eligible for incentive-based compensation.

      1. Benefits: The Company provides full-time employees with salary, expense allowance, and bonus. The Company does not supply insurance for its employees. Employees are entitled to time off for all national holidays.

      2. Incentives: Each salesperson receives a base salary plus a commission which increases if actual sales exceed sales objectives. Once a salesperson generates $25,000.00 in prepaid sales, the Company provides a car to facilitate their sales activity. Once established sales targets are met, the car is received as a bonus at the end of the fiscal year.

No employees are represented by a labor union. We believe we have good relations with our employees.


GOVERNMENTAL AND ENVIRONMENTAL REGULATION

      To date, Tsining has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the applicable governing authorities in China. These licenses include:

      o "Qualification Certificate for Real Estate Development" authorized by the Shaanxi Construction Bureau, effective from August 18, 2003 to August 2006. License No: ShaanJianFang (2003) 0314.

      The housing & land development process is regulated by the Ministry of Construction and authorized by the local offices of the Ministry. Each development project must obtain the following licenses:

      o "License for Construction Area Planning" and "License for Construction Project Planning", authorized by Xian Bureau of Municipal Design;
      o "Building Permit" authorized by the Committee of Municipal and Rural Construction;

      After construction is complete, the project must obtain a validation certificate and there are various standards that must be met to obtain this certificate. These standards are regulated by Local Ministry of Construction Bureau.

      Housing and land development sales companies are regulated by the Ministry of Land & Natural Resources and authorized by the local office of the Ministry. Each project also has to be authorized and must obtain a "Commercial License for Housing Sale" from the Real Estate Bureau.

COMPETITION

      The real estate development business in China is organized into four levels under the structure of the "Qualification Certificate for Real Estate Development Enterprise." The starting level is Level 4 (see table below). Dependent upon its registered capital, the number of years of industry experience, the area of land it has developed and its safety record, a company may climb the scale to participate in larger projects. However, only one level may be ascended per year.

---------------------------------------------------------------------------------------------------------------
                 Registered Capital      Experience           Developed Area            Other       Time for
                      (million)            (years)             (square feet)                       license to
                                                                                                  be authorized
---------------------------------------------------------------------------------------------------------------
Level 1                US$6.25                5                  3,229,278           No
---------------------------------------------------------------------------------------------------------------
Level 2                US$2.5                 3                  1,614,639           Severe       20 days
---------------------------------------------------------------------------------------------------------------
Level 3                 US$1                  2                   538,213            Accident
---------------------------------------------------------------------------------------------------------------
Level 4               US$0.125                1                     N/A
---------------------------------------------------------------------------------------------------------------

[*] "Regulation of Qualification Certificate for Real Estate Development Enterprise", PRC Ministry of Construction Decree No. 77, March 29, 2000

      On the national level, there are numerous Level 1 companies that have real estate projects across China (to develop in multiple regions a Level 1 status is required). There are 79 housing and land development companies listed on the Shanghai, Shenzhen and Hong Kong Stock Exchanges. However, such companies usually undertake large scale projects and are unlikely to compete with Tsining for business as the Company targets small to medium size projects.

      Tsining has gained Level 2 status under the China Ministry of Construction licensing policy. Typically, the housing and land development industry is a regional business with mostly local players competing with Tsining for small to medium size projects. In Xian the direct competition includes Xian Hi-Tech Industrial District Real Estate Development Co. Ltd. (Level 1), the largest real estate developer in Xian and in the top five for Northwest China, (Tiandiyuan:
600665, Shanghai Exchange). This company generally undertakes larger scale projects. This company is a state-owned enterprise established in May 1991. By the end of December, 2005, the company had completed ten projects, developed 988 acres of land and 21,528,525 square feet of construction area. The company is now operating four projects in Xian with a total construction area of 14,598,191 square feet.


      Tsining is aware of two privately owned companies in Xian which may be considered to be direct competitors in the small to medium sized project sector:

      Xian Yahe Real Estate Development Co. Ltd. (Level 2) Established in 1993, this company has a development portfolio of six projects with a total construction area of 5,279,860 square feet. These projects are mainly in North Xian. The company has a similar profile to Tsining, however, since it is headquartered in North Xian, a relatively less desirable area, the marketability and price of its projects are not as high as Tsining developments. Moreover, while the cost of development is similar to other areas of the city, the selling price of property is lower than the Xian average.

      Xian Yanta District Rural & Urban Construction Development Company (Level
2) A state-owned enterprise established in 1985. It has five projects developed with a total construction area of 7,212,055 square feet. It has two projects currently under development with a total construction area of 1,340,258 square feet. Since the company is controlled by the Xian Yanta District Government most of the company's developments are municipal reform projects in the Yanta District.

      Tsining is the third-ranked housing and land development company in Shaanxi Province and ranked as the number one private housing and land development company in Xian (ranking assigned in 2005 by the China Enterprise Confederation and China Enterprise Directors' Association). Tsining is also an "AAA Enterprise in the Shaanxi Construction Industry" as recognized by the Shaanxi Province Enterprise Credit Association.

DESCRIPTION OF PROPERTY

      The Company's properties are located in Xian, Shaanxi province in China. Tsining owns Tsining Building, and the Tsining Hanyuan House property with 116,232 square feet of floor area together with related fixtures and equipment.

      The Company believes that its properties are adequate for its current and immediately foreseeable operating needs. The Company does not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL PROCEEDINGS

      From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Except as disclosed below, the Company is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on business, financial condition or operating results.

                                  RISK FACTORS

THE COMPANY'S HOME SALES AND OPERATING REVENUES COULD DECLINE DUE TO MACRO-ECONOMIC AND OTHER FACTORS OUTSIDE OF ITS CONTROL, SUCH AS CHANGES IN CONSUMER CONFIDENCE AND DECLINES IN EMPLOYMENT LEVELS.

      Changes in national and regional economic conditions, as well as local economic conditions where the Company conducts its operations and where prospective purchasers of its homes live, may result in more caution on the part of homebuyers and consequently fewer home purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in consumer confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of the Company's homes, which could cause its operating revenues to decline. In addition, builders are subject to various risks, many of them outside the control of the homebuilder including competitive overbuilding, availability and cost of building lots, materials and labor, adverse weather conditions which can cause delays in construction schedules, cost overruns, changes in government regulations, and increases in real estate taxes and other local government fees. A reduction in its revenues could in turn negatively affect the market price of its securities.

AN INCREASE IN MORTGAGE INTEREST RATES OR UNAVAILABILITY OF MORTGAGE FINANCING MAY REDUCE CONSUMER DEMAND FOR THE COMPANY'S HOMES.

      Virtually all purchasers of the Company's homes finance their acquisitions through lenders providing mortgage financing. A substantial increase in mortgage interest rates or unavailability of mortgage financing would adversely affect the ability of prospective homebuyers to obtain the financing they would need in order to purchase the Company's homes, as well as adversely affect the ability of prospective move-up homebuyers to sell their current homes. For example, if mortgage financing became less available, demand for its homes could decline. A reduction in demand could also have an adverse effect on the pricing of its homes because the Company and its competitors may reduce prices in an effort to better compete for home buyers. A reduction in pricing could result in a decline in revenues and in the Company's margins.

THE COMPANY COULD EXPERIENCE A REDUCTION IN HOME SALES AND REVENUES OR REDUCED CASH FLOWS IF IT IS UNABLE TO OBTAIN REASONABLY PRICED FINANCING TO SUPPORT ITS HOMEBUILDING AND LAND DEVELOPMENT ACTIVITIES.

      The real estate development industry is capital intensive, and development requires significant up-front expenditures to acquire land and begin development. Accordingly, the Company incurs substantial indebtedness to finance its homebuilding and land development activities. Although the Company believes that internally generated funds and current borrowing capacity will be sufficient to fund its capital and other expenditures (including land acquisition, development and construction activities), the amounts available from such sources may not be adequate to meet the Company's needs. If such sources are not sufficient, the Company would seek additional capital in the form of debt or equity financing from a variety of potential sources, including bank financing and/or securities offerings. The availability of borrowed funds, to be utilized for land acquisition, development and construction, may be greatly reduced, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with new loans. The failure to obtain sufficient capital to fund its planned capital and other expenditures could have a material adverse effect on the Company's business.

THE COMPANY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH COULD CAUSE IT TO INCUR SIGNIFICANT LIABILITIES OR RESTRICT IT BUSINESS ACTIVITIES.

      Regulatory requirements could cause the Company to incur significant liabilities and operating expenses and could restrict its business activities. The Company is subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. The Company's operating expenses may be increased by governmental regulations such as building permit allocation ordinances and impact and other fees and taxes, which may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant the Company necessary licenses, permits and approvals could have an adverse effect on its operations.

THE TERMS OF ANY FUTURE FINANCING MAY ADVERSELY AFFECT YOUR INTEREST AS STOCKHOLDERS.

      If the Company requires additional financing in the future, it may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon the Company's liquidation. In addition, indebtedness may be under terms that make the operation of its business more difficult because the lender's consent will be required before the Company can take certain actions. Similarly, the terms of any equity securities the Company issues may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in the Company.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS ON THE COMMON STOCK.

      The Company has never paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future. The Company's directors intend to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

THE COMPANY'S SUCCESS DEPENDS ON ITS MANAGEMENT TEAM AND OTHER KEY PERSONNEL, THE LOSS OF ANY OF WHOM COULD DISRUPT ITS BUSINESS OPERATIONS.

      The Company's future success will depend in substantial part on the continued service of its senior management, including Mr. Lu Pingji, its Chairman and Chief Executive Officer, and Mr. Feng Xiaohong, its Chief Operational Officer. The loss of the services of one or more of our key personnel could impede implementation of the Company's business plan and result in reduced profitability. The Company does not carry key person life or other insurance in respect of any of its officers or employees. The Company's future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the People's Republic of China, competition for qualified personnel is intense. The Company cannot guarantee that it will be able to retain its key personnel or that the Company will be able to attract, assimilate or retain qualified personnel in the future.

                 RISKS RELATED TO THE PEOPLE'S REPUBLIC OF CHINA

THE PEOPLE'S REPUBLIC OF CHINA'S ECONOMIC POLICIES COULD AFFECT THE COMPANY'S BUSINESS.

      Substantially all of the Company's assets are located in the People's Republic of China and substantially all of its revenue is derived from its operations in The People's Republic of China. Accordingly, the Company's results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in the People's Republic of China.

      While the People's Republic of China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of the People's Republic of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

      The economy of the People's Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the People's Republic of China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over the People's Republic of China's economic growth through the allocation of resources, the control of payment of foreign currency- denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

CAPITAL OUTFLOW POLICIES IN THE PEOPLE'S REPUBLIC OF CHINA MAY HAMPER THE COMPANY'S ABILITY TO REMIT INCOME TO THE UNITED STATES.

      The People's Republic of China has adopted currency and capital transfer regulations. These regulations may require the Company to comply with complex regulations for the movement of capital. Although the Company's directors believe that it is currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change; the Company may not be able to remit all income earned and proceeds received in connection with its operations or from the sale of its operating subsidiary to its stockholders.

ALTHOUGH THE COMPANY DOES IMPORT GOODS INTO OR EXPORT GOODS OUT OF THE PEOPLE'S REPUBLIC OF CHINA, FLUCTUATION OF THE RENMINBI MAY INDIRECTLY AFFECT ITS FINANCIAL CONDITION BY AFFECTING THE VOLUME OF CROSS- BORDER MONEY FLOW.

      The value of the Renminbi fluctuates and is subject to changes in the People's Republic of China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets. As of April 7, 2006, the exchange rate between the Renminbi and the United States dollar was 8.0145 Renminbi to every one United States dollar.

THE COMPANY MAY FACE OBSTACLES FROM THE COMMUNIST SYSTEM IN THE PEOPLE'S REPUBLIC OF CHINA.

      Foreign companies conducting operations in the People's Republic of China face significant political, economic and legal risks. The Communist regime in the People's Republic of China, including a cumbersome bureaucracy, may hinder Western investment.

THE COMPANY MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PEOPLE'S REPUBLIC OF CHINA.

      The People's Republic of China historically has not adopted a Western style of management and financial reporting concepts and practices, modern banking, computer or other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST THE COMPANY'S OFFICERS, DIRECTORS AND ASSETS BASED IN THE PEOPLE'S REPUBLIC OF CHINA.

      Because the Company's executive officers and directors, including, the chairman of it's board of directors, are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against the Company and/or its officers and directors by a stockholder or group of stockholders in the United States. Also, because the majority of the Company's assets are located in the People's Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against it in a United States court.

THE COMPANY MAY FACE JUDICIAL CORRUPTION IN THE PEOPLE'S REPUBLIC OF CHINA.

      Another obstacle to foreign investment in the People's Republic of China is corruption. There is no assurance that we will be able to obtain recourse, if desired, through the People's Republic of China's poorly developed and sometimes corrupt judicial systems.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS


FORWARD LOOKING STATEMENTS

      Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

      o Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

      o Our ability to raise capital when needed and on acceptable terms and conditions;

      o     The intensity of competition; and

      o     General economic conditions.

      All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.


Twelve Months Ended December 31, 2005 Compared To Twelve Months Ended December 31, 2004

Revenue. The Company generated revenues of $32,785,718 for the twelve months ended December 31, 2005, an increase of $10,936,858 or 50.1%, compared to $21,848,860 for the twelve months ended December 31, 2004. The increase in revenue was due to the completion of construction and near sell out of two projects, and the sale of apartments from our inventory of completed projects. Our Tsining Gangwan project was completed, and we sold approximately 465 apartments, from the start of construction through the completion of the project, accounting for revenue of approximately $15.9 million. The completion the first phase of Junjing Garden and the sales of apartments from that project generated sales of $11.2 million. The balance of our revenue for year end 2005 was from the sale of apartments from our previously completed projects, approximately $5 million. The majority of our revenues in year end 2004 were from the sales of nearly all of the apartments of the Tsining Hanyuan project, approximately $13.4 million. Tsining Home IN contributed $3.5million during 2004, and construction was completed in December 2003. The balance of the revenues during 2004, $4.1million, was from various completed projects.

Operating Income Before Income Tax. The Company had operating income before income tax of $7,071,041 for the twelve months ended December 31, 2005, an increase of $3,784,686 or 115%, compared to $3,286,355 for the twelve months ended December 31, 2004.

Costs and Expenses. The Company's costs and expenses for the twelve months ended December 31, 2005 compared to the same period ended December 31, 2004 were inline with the increased revenue from the sale of properties.

The cost of properties sold in the period ended December 31, 2005 was $21,236,598, an increase of $7,104,841 or 50.2% compared to $14,131,757 for the same period ended December 31, 2004. This is inline with the 50.1% increase in revenues generated by the Company from the sale of properties during the same two periods.

Other expenses decreased in the twelve month period ended December 31, 2005 by $14,959 or 12.6% compared to the same period ended December 31, 2004. This decrease represents less than 1% of all costs and expenses incurred during the twelve months ended December 31, 2005. The Company's selling, general and administrative expense for the twelve month period ended December 31, 2005 was $3,632,627 compared to $3,373,487 for the twelve month period ended December 31, 2004, an increase of $259,140 or 7.7%. Selling, general and administrative expense reflects the overhead expenses of the Company (office rent, management and staff salaries, general insurance, accounting and legal expenses). The Company staffs its sales department at fixed levels. As one project approaches the end of the sales cycle, the sales staff is shifted to the next project.

Interest Expense. The Company incurred interest expense for the twelve month period ended December 31, 2005 amounting to $1,580,048 compared to $1,130,215 for the twelve month period ended December 31, 2004. $838,168 was capitalized for the twelve month period ended December 31, 2005 compared to $191,485 for the twelve month period ended December 31, 2004.

Net Income. The Company's net income for the twelve month period ended December 31, 2005 was $4,737,597 compared to $2,201,858 for the twelve month period ended December 31, 2004, an increase of $2,535,739 or 115%, a direct result of the approximately 50% increase of revenues earned from the sale of properties.

LIQUIDITY AND CAPITAL RESOURCES

Our principal demands for liquidity are for development of new properties and future property acquisitions and general corporate purposes.

As of December 31, 2005, we had total mortgage indebtedness of $16,120,000 with a weighted average interest rate of 0.725% per month, payable quarterly. Future scheduled maturities of mortgages payable are as follows: April 6, 2006 -- $1,240,000; July 26, 2006 -- $5,580,000; December 5, 2006 -- $2,480,000; May 25,
2007 -- $4,340,000; July 7, 2007 -- $2,480,000. The mortgage debt is secured by assets of the Company. Subsequently, we made a payment of approximately $248,000 on the mortgage indebtedness due April 6, 2006 and renegotiated the balance which is $992,000 to be payable May 10, 2006. The loan due July 26, 2006 has been renegotiated to extend the maturity to July 26, 2007. In addition, in January 2006, the company obtained a two year mortgage of approximately $6,200,000, which has an interest rate of 0.816% per month, and the loan will payable December 31, 2007.

As of December 31, 2005, we had $30,746 cash and cash equivalents on hand, compared to $27,726 cash and cash equivalents on hand as of December 31, 2004.

For December 31, 2005 accounts payable was $2,467,839 and other payables was $3,209,982. The Company's operating activities used $1,591,473 during the twelve month period ended December 31, 2005. The Company increased properties under construction by $2,613,747. Receivables, deferred charges and other assets increased $1,248,884. Advances to suppliers increased $6,672,673 while deposits decreased $1,586,420 during the period.

Accounts payable decreased $1,737,640, other payables decreased $2,242,998, due to related parties decreased $123,000, while unearned revenues increased $3,913,777 and accrued expenses increased $2,596,303.

The Company used $2,342,214 in investing activities during the twelve month period ended December 31, 2005 primarily $2,834,214 for the payment of equipment purchased. During the twelve month period ended December 31, 2005 financing activities provided $3,936,000 to the Company the result of $14,760,000 received on loan during the period and $10,824,000 payments made on loans during the period.

We intend to meet our liquidity requirements, including capital expenditures related to the purchase of land for the development of our future projects, through cash flow provided by operations and additional funds raised by future possible cash investments. Upon acquiring land for future development, we intend to raise funds to develop our projects by obtaining mortgage financing from local banking institutions that we have done business with in the past. We believe that our relationships with these banks are in good standing and that our real estate will secure the loans needed. We believe that adequate cash flow will be available to fund our operations.

The majority of the Company's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China.

There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. The Company does not engage in currency hedging. Inflation has not had a material impact on the Company's business.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

      Below are the names and certain information regarding the Company's executive officers and directors following completion of the acquisition.

------------------------------------------------------------------------------
NAME                 AGE     POSITION
------------------------------------------------------------------------------
Lu Pingji            55      Chairman of the Board and Chief Executive Officer
------------------------------------------------------------------------------
Xiao Genxiang        43      Chief Administrative Officer and Director
------------------------------------------------------------------------------
Feng Xiaohong        41      Chief Operating Officer and Director
------------------------------------------------------------------------------
Wan Yulong           43      Chief Financial Officer
------------------------------------------------------------------------------
Shi Zhiyong          45      Vice President, Chief Legal Counsel and Director
------------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors, at the Company's annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

LU PINGJI, CHAIRMAN & CEO

      Mr. Lu Pingji, 55, has served as the Chairman of the Board of Directors since joining the Company in September 1999. In addition, Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until it's merger with Lanbo Financial Group, Inc., when Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Lu was the Chairman of the Board and Chief Executive Officer of Xian Newstar Real Estate Development Co., Ltd. from 1998 and previously served as General Manager from 1992. From February 1968 to December 1999, Mr. Lu held various positions in the Chinese military, including soldier, Director of Barrack Administration, supervisor, and Senior Colonel. Mr. Lu is member of the Enterprise Credit Association of Shaanxi Province. Mr. Lu graduated from Xi'an Army College with a major in architectural engineering.

XIAO GENXIANG, CHIEF ADMINISTRATIVE OFFICER & DIRECTOR

      Mr. Xiao Genxiang, 43, the Chief Administrative Officer of the Company, joined the company and became CAO and Board Member in September 1999. In addition, Mr. Xiao was a director and Executive Vice President of Lanbo Financial Investment Company Group Limited from October 2003 until its merger with Lanbo Financial Group, Inc., when Mr. Xiao served as the Executive Vice President, Chief Operating Officer and a director of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Xiao was a director and President of Xian Newstar Real Estate Development Co., Ltd. from 1999. Mr. Xiao received an M.B.A from Xi'an Jiaotong University in 2001.

FENG XIAOHONG, CHIEF OPERATING OFFICER & BOARD MEMBER

      Mr. Feng Xiaohong, 41, has been Chief Operating Officer and a Board Member of the Company since joining in January 2003. In addition, Mr. Xiao Feng was a director of Lanbo Financial Group, Inc. from November 2004 until December 2005. Previously Mr. Feng served as President and a director of Xian Newstar Real Estate Development Co., Ltd. from 2003. From June 1996 to December 2002, Mr. Feng was general manager and president of Xi'an Honghua Industry, Inc. He is a member of the China Architecture Association, vice-president of Shaanxi Province Real Estate Association, and vice director of Xi'an Decoration Association. Mr. Feng received an M.S. of Architecture Science from Xi'an Architecture &Technology University in 1990.

MR. WAN YULONG, CHIEF FINANCIAL OFFICER

      Mr. Wan Yulong, 43, has been Chief Financial Officer of the Company since joining in June 2003. In addition, Mr. Wan was the Chief Financial Officer of Lanbo Financial Investment Company Group Limited from October 2003 until its merger with Lanbo Financial Group, Inc., when Mr. Wan served as the Chief Financial Officer of Lanbo Financial Group, Inc. until December 2005. From July 1999 to May 2003, Mr. Wan was CFO of Xi'an Royal Hotel. From September 1996 to July 1999, Mr. Wan was working for Xi'an Huadi Accountant Office. From January 1993 to September 1995, Mr. Wan was director of finance and vice president of Xi'an Minerals Development Company. From August 1984 to December 1993, Mr. Wan was the Financial Director of Northwest Geological Company of National Architecture-Material Bureau. Mr. Wan is a CPA, and director of the Accountant Association of Shaanxi Foreign Investment Corporations. Mr. Wan received an M.B.A from Xi'an Jiaotong University in 2000.


MR. SHI ZHIYONG, VICE PRESIDENT, CHIEF LEGAL COUNSEL AND BOARD MEMBER

      Mr. Shi Zhiyong, 45, joined the Company and became Chief Legal Counsel and board member in March 2004. From December 1985 to February 2004, Mr. Shi was vice professor of Shaanxi Politico-Legality Management Cadre Institute. Mr. Shi is a certificated registered attorney.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid in respect of the Company's Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------
                              TITLE               2003        2004       2005
------------------------------------------------------------------------------
Mr. Lu Pingji             Chairman & CEO         15,000      21,000     24,000
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

There are no current employment agreements between any individuals and the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      None.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 21, 2006, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


                                         Common Stock           Percentage of
Name of Beneficial Owner (1)        Beneficially Owned (2)     Common Stock (2)
-------------------------------------------------------------------------------
Lu Pingji                                               --                   --
Xiao Genxiang                                           --                   --
Feng Xiaohong                                           --                   --
Shi Zhiyong                                             --                   --
Tong Qiang                                         540,000                21.6%
Nie Fang                                           460,000                18.4%
Liu Pengfei                                        400,000                16.0%
-------------------------------------------------------------------------------
All officers and directors as a                         --                   --
group
(5 persons)

      (1) Except as otherwise indicated, the address of each beneficial owner is c/o Xian Tsining Housing Development CO., Ltd., 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi'An, Shaanxi Province, China 710054.

      (2) Applicable percentage ownership is based on 2,500,000 shares of common stock outstanding as of April 21, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of April 21, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 21, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share. As of April 21, 2006, there were 2,500,000 shares of the Company's common stock issued and outstanding.

      Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

      Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "PNWP". Historically the shares have traded very infrequently and actual price information is not readily available.


      As of March 30, 2006, there were approximately 27 holders of record of the Company's common stock.

DIVIDENDS

      The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2005.


                      EQUITY COMPENSATION PLAN INFORMATION

---------------------------------------------------------------------------------------------------------------
           PLAN CATEGORY              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
---------------------------------------------------------------------------------------------------------------
                                               (A)                     (B)                       (C)
---------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED             -0-                     -0-                       -0-
BY SECURITY HOLDERS
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT                  -0-                     -0-                       -0-
APPROVED BY SECURITY HOLDERS
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
TOTAL                                          -0-                     -0-                       -0-
---------------------------------------------------------------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      Pursuant to a Share Purchase Agreement dated April 21, 2006 the Company issued 2,000,000 shares of common stock to non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On April 21, 2006, in connection with the acquisition of Tsining, Pacific terminated the services of Dale Matheson Carr-Hilton LaBonte, as the Company's independent auditor. Dale Matheson Carr-Hilton LaBonte performed the audits for the two year period ended December 31, 2005, which reports for the two years ended December 31, 2005 and 2004, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During Pacific's two most recent fiscal years and during any subsequent interim period prior to the April 21, 2006 termination as Pacific's independent auditors, there were no disagreements Dale Matheson Carr-Hilton LaBonte, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

      On April 25, 2006, Pacific provided Dale Matheson Carr-Hilton LaBonte with a copy of this disclosure and requested that it furnish a letter to Pacific, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

      On April 26, 2006, Pacific's board of directors approved the engagement of the firm of Kabani & Company, Inc. as Pacific's independent auditors. During Pacific's two most recent fiscal years or any subsequent interim period prior to engaging Kabani & Company, Inc., Pacific had not consulted Kabani & Company, Inc. regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

      See Item 2.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      See Item 1.01.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

      See Item 2.01

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.


(b) Pro forma financial information.


(c) Exhibits

EXHIBIT
NUMBER                                     DESCRIPTION
--------------------------------------------------------------------------------
10.1 Share Purchase Agreement by and among Pacific Northwest Productions Inc., Xi'an Tsining Housing Development Co., Ltd . and the shareholders of Xi'an Tsining Housing Development Co., Ltd. (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 27, 2006).
10.2 Return to Treasury Agreement between Pacific Northwest Productions Inc. and Davinder Bains, dated as of April 21, 2006 (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 27, 2006).
10.3 Return to Treasury Agreement between Pacific Northwest Productions Inc. and Deljit Bains, dated as of April 21, 2006 (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 27, 2006).

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHINA HOUSING & LAND DEVELOPMENT INC.


Dated: July 27, 2006                      By: /s/ Lu Pingji
                                            -----------------------------------
                                          Name:    Lu Pingji
                                          Title:   Chief Executive Officer